[GRAPHIC OMIITTED] [JOHNSON OUTDOORS LOGO]

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
AT JOHNSON OUTDOORS:                    AT FRB|WEBER SHANDWICK:
Paul A. Lehmann                         Larry Stein                Leslie Loyet               Tim Grace
VP and Chief Financial Officer          General Inquiries          Analyst Contact            Media Contact
(262) 631-6600                          (312) 266-7800             (312) 266-7800             (312) 266-7800
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FOR IMMEDIATE RELEASE
THURSDAY, JULY 24, 2003


                          JOHNSON OUTDOORS INC. REPORTS
                              THIRD QUARTER RESULTS


Racine, Wisconsin, July 24, 2003 - Johnson Outdoors Inc. (Nasdaq: JOUT) today announced higher sales and earnings, excluding unusual charges, for its continuing businesses in the third fiscal quarter ended June 27, 2003.
Comparisons of continuing businesses exclude the Company's Jack Wolfskin subsidiary, which was sold in last year's fourth quarter.

As reported, including the results of Jack Wolfskin, Johnson Outdoors' third quarter sales were $108.5 million compared with $116.7 million in last year's third quarter, while operating profit was $8.9 million compared with $13.0 million. Included in this year's third quarter operating profit were a total of $3.6 million in unusual charges related to a voluntary product recall of an UWATEC dive computer ($2.8 million) and a discontinued acquisition ($0.8 million). Net income for the third quarter was $5.1 million or $0.59 per diluted share versus $6.4 million or $0.75 per diluted share in the prior year quarter.
The earnings impact of the unusual charges mentioned above were $2.5 million or $0.29 per diluted share. Last year's third quarter results included approximately $12.2 million in sales and $1.0 million in operating profit from Jack Wolfskin.

On a continuing business basis and excluding unusual charges, Johnson Outdoors' third quarter sales increased 4% to $108.5 million from $104.5 million a year ago, driven by strong military tent sales in the Outdoor Equipment business segment. Operating profit increased 4% to $12.5 million from $12.0 million, as strong profit growth in Outdoor Equipment and Motors plus a modest improvement in Diving was partially offset by a sharp decrease at Watercraft. The favorable impact of currency translations added approximately $2.9 million to sales and $0.6 million to operating profit in this year's third quarter. Net income increased to $7.6 million compared with $6.5 million in the year-ago quarter.
Earnings rose to $0.88 per diluted share in this year's third quarter compared with $0.76 per diluted share a year ago.

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     Third Quarter Comparisons - As Reported and on Continuing Business Basis
     Excluding Unusual Charges
     (Amounts in millions, except per share data)

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                        Three Months Ended June 27, 2003
                        --------------------------------

                                                 Less           Plus
                                   As            Jack          Unusual        Adjusted
                                Reported       Wolfskin      Charges(2)      Results(1)
                                --------       --------      ----------      ----------
Net sales                          $108.5         $    -         $    -        $108.5
Gross profit                         43.5              -            1.8          45.3
Operating profit                      8.9              -            3.6          12.5
Net income                            5.1              -            2.5           7.6
Diluted earnings per share         $ 0.59         $    -         $ 0.29        $ 0.88

                        Three Months Ended June 28, 2002
                        --------------------------------
                                                 Less           Plus
                                   As            Jack          Unusual        Adjusted
                                Reported       Wolfskin      Charges(2)      Results(1)
                                --------       --------      ---------       ----------
Net sales                          $116.7         $ 12.2         $    -        $104.5
Gross profit                         49.4            4.9              -          44.5
Operating profit                     13.0            1.0              -          12.0
Net income (loss)                     6.4          (0.1)              -           6.5
Diluted earnings per share         $ 0.75         $(0.01)        $    -        $ 0.76
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          (1) Adjusted results for the third quarter of both years exclude results from the Jack Wolfskin operation, which was sold in the fourth quarter of fiscal 2002, but was not treated as a discontinued
          operation according to GAAP and certain unusual charges incurred during the third quarter of fiscal 2003.
          (2) Unusual charges consist of $0.8 million pretax related to a discontinued acquisition and $2.8 million pretax related to costs of a recall announced during the third quarter of 2003.

Helen Johnson-Leipold, Chairman & CEO of Johnson Outdoors Inc. provided the
Company's perspective on third quarter results. "We are pleased with our continued

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adjusted earnings improvement, especially given the difficult market conditions and the business interruptions we have experienced. We have made significant progress this year in creating an infrastructure capable of driving substantially greater growth and operating efficiency in the future. Our brands are strong, our new product pipeline is growing and our balance sheet is healthy. While we remain cautious in the short term, we are very encouraged by our Company's long-term prospects."

Nine-Month Results

As reported, for the nine months ended June 27, 2003, net sales were $246.7 million compared with $274.2 million in the comparable period last year.
Operating profit decreased to $15.2 million from $22.2 million in last year's nine-month period. The decrease in sales was entirely due to the sale of Jack
Wolfskin in last year's fourth quarter. The decrease in operating profit was due to the unusual charges previously mentioned as well as the sale of Jack
Wolfskin. Earnings from continuing operations for the nine-month period decreased to $1.06 per diluted share versus $1.18 per diluted share in the first nine months of fiscal 2002. Last year, Johnson Outdoors reported a net loss of $1.49 per diluted share for the nine-month period, which included a non-cash after-tax charge of $2.73 per diluted share for goodwill impairment from a change in accounting due to the adoption of SFAS No. 142.

On a continuing business basis and excluding unusual charges, nine-month sales rose to $246.3 million from $233.6 million and operating profit increased to $18.9 million from $17.4 million. Income from continuing operations rose to $11.7 million from $7.6 million, due to a reduction in interest expense and an increase in other income, mainly related to currency gains. Earnings from continuing operations increased to $1.36 per diluted share from $0.90 per diluted share in last year's nine-month period. Results were driven by higher sales and double-digit profit growth in Motors, Outdoor Equipment and Diving, which more than offset lower sales and profits at Watercraft.

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          Nine Month Comparisons - As Reported and on Continuing Business Basis
          Excluding Unusual Charges
          (Amounts in millions, except per share data)
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                         Nine Months Ended June 27, 2003
                         -------------------------------
                                                 Less           Plus
                                   As            Jack          Unusual       Adjusted
                                Reported       Wolfskin       Charges(3)     Results(1)
                                --------       --------       ----------     ----------
Net sales                       $  246.7        $   0.4         $    -       $  246.3
Gross profit                       103.4             -             1.8          105.2
Operating profit (loss)             15.2           (0.1)           3.6           18.9
Income (loss) (2)                    9.1           (0.1)           2.5           11.7
Diluted earnings (loss) per
    share (2)                   $   1.06        $  (0.01)       $ 0.29       $   1.36

                         Nine Months Ended June 28, 2002
                         -------------------------------
                                                 Less           Plus
                                   As            Jack          Unusual       Adjusted
                                Reported       Wolfskin       Charges(3)     Results(1)
                                --------       --------       ----------     ----------
Net sales                       $  274.2        $  40.6         $    -       $  233.6
Gross profit                       115.4          16.3               -           99.1
Operating profit (loss)             22.2            4.8              -           17.4
Income (2)                           9.9            2.3              -            7.6
Diluted earnings per share(2)
                                $   1.18        $   0.28        $    -       $   0.90

          (1) Adjusted results for the nine months of both years exclude results from the Jack Wolfskin operation, which was sold in the fourth quarter of fiscal 2002, but was not treated as a discontinued operation according to GAAP and certain unusual charges incurred during the third quarter of fiscal 2003.

          (2)Income and diluted earnings per share are from continuing operations before cumulative effect of change in accounting principle.
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          (3)Unusual charges consist of $0.8 million pretax related to a discontinued acquisition and $2.8 million pretax related to costs of a recall announced during the third quarter of 2003.

Financial Condition

At June 27, 2003, cash and short-term investments totaled $62.7 million compared with $27.3 million at the close of last year's third quarter. The Company's debt to total capital was 35%, well below last year's 50% level and the 42% level at the close of fiscal 2002. Among key working capital items, receivables increased $1.2 million and inventories decreased $9.0 million compared with last year's third quarter. The prior year included Jack Wolfskin receivables of $8.7 million and inventory of $15.4 million.

Depreciation and amortization totaled $1.8 million for the third quarter, and $5.8 million for this year's nine-month period compared with $2.4 and $6.8 million in last year's third quarter and first nine months, respectively. Capital expenditures were $5.9 million year to date compared with $5.2 million in fiscal 2002's first nine months. The increased capital spending was primarily due to investments to upgrade information systems in the Watercraft business.

"We continue to focus on improving margins and returns, while maintaining a strong balance sheet," said Paul Lehmann, Chief Financial Officer. "Our cash position is high for Johnson Outdoors from a historical perspective, providing operating flexibility, capital to improve our businesses and the ability to consider potential acquisitions."

Webcast
-------

Johnson Outdoors will hold its quarterly conference call on July 24, 2003 at 11:00 a.m. Eastern Time. The call will be webcast at www. johnsonoutdoors.com and www.companyboardroom.com. A replay will be available on both web sites for at least 30 days, and by telephone through July 31st by dialing 800-405-2236 or 303-590-3000 and providing confirmation code 544597.


About Johnson Outdoors Inc.
(JOUT/Nasdaq)

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Motors, Diving and Outdoor Equipment. Johnson Outdoors' familiar brands include, among others: Old Town(R) canoes and kayaks; Ocean(TM), Necky(TM) and Dimension(R) kayaks; Minn Kota(R) motors; Scubapro(R) and SnorkelPro; Uwatec(R); and Eureka(R) tents. Helen Johnson-Leipold is Chairman &

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CEO of the company which has more than 25 locations around the world and employs
1,400 people.
Visit Johnson Outdoors online at www.johnsonoutdoors.com.

Certain matters discussed in this press release are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement includes phrases such as the Company "expects," "believes" or other words of similar meaning. Similarly, statements that describe the Company's future outlook, plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include changes in consumer spending patterns, actions of companies that compete with Johnson Outdoors, the Company's success in managing inventory, movements in foreign currencies or interest rates, the success of suppliers and customers, the ability of Johnson Outdoors' to deploy its capital successfully as well as adverse weather conditions. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligations to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                          -- Financial Tables Follow --

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                     JOHNSON OUTDOORS INC. AND SUBSIDIARIES
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(thousands, except per share amounts)
-----------------------------------------------------------------------------------------------------------------------------------
Operating Results                                                                THREE MONTHS ENDED            NINE MONTHS ENDED
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              June 27        June 28        June 27        June 28
                                                                                 2003           2002           2003           2002
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                                 $   108,546    $   116,699    $   246,706    $   274,155
Cost of sales                                                                  65,038         67,317        143,322        158,742
-----------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                                   43,508         49,382        103,384        115,413
Operating expenses                                                             34,589         36,342         88,175         91,973
Strategic charges                                                                  --             66             --          1,217
-----------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                                8,919         12,974         15,209         22,223
Interest expense, net                                                           1,191          1,615          3,323          4,700
Other (income) expense, net                                                      (644)           872         (3,115)         1,209
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before cumulative effect of change            8,372         10,487         15,001         16,314
    in accounting principle and income taxes
Income tax expense                                                              3,312          4,054          5,924          6,388
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before cumulative effect of change
    in accounting principle                                                     5,060          6,433          9,077          9,926
Income on disposal of discontinued operations, net of tax                          --             --             --            495
Cumulative effect of change in accounting principle, net of tax                    --             --             --        (22,876)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                          $    5,060    $     6,433    $     9,077    $   (12,455)
===================================================================================================================================
Basic earnings (loss) per common share:
    Income from continuing operations before cumulative effect of
        change in accounting principle                                     $    0.60     $     0.78     $     1.08     $     1.21
    Income on disposal of discontinued operations, net of tax                      --             --             --          0.06
    Cumulative effect of change in accounting principle, net of tax                --             --             --         (2.79)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                          $    0.60     $     0.78     $     1.08     $    (1.52)
===================================================================================================================================
Diluted earnings (loss) per common share:
    Income from continuing operations before cumulative effect of
        change in accounting principle                                     $    0.59     $     0.75      $    1.06     $     1.18
    Income on disposal of discontinued operations, net of tax                      --             --             --          0.06
    Cumulative effect of change in accounting principle, net of tax                --             --             --         (2.73)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                          $    0.59     $     0.75      $    1.06     $    (1.49)
===================================================================================================================================
Diluted average common shares outstanding                                      8,579          8,561          8,545          8,384
-----------------------------------------------------------------------------------------------------------------------------------
Segment Results
Net sales:
    Outdoor equipment                                                      $  25,148     $   31,752     $   55,859     $   87,305
    Motors                                                                    29,821         29,990         72,158         68,293
    Watercraft                                                                31,557         33,849         63,415         66,684
    Diving                                                                    22,425         21,606         56,585         52,898
    Other/eliminations                                                          (405)          (498)        (1,311)        (1,025)
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                      $ 108,546     $  116,699     $  246,706     $  274,155
===================================================================================================================================
Operating profit (loss):
    Outdoor equipment                                                      $   4,416     $    3,449     $    8,855     $   10,902
    Motors                                                                     5,454          4,283         11,327          8,023
    Watercraft                                                                 1,759          4,530         (1,281)         4,024
    Diving                                                                     1,123          3,892          6,306          7,884
    Other/eliminations                                                        (3,833)        (3,180)        (9,998)        (8,610)
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                      $   8,919     $   12,974     $   15,209     $   22,223
===================================================================================================================================
Balance Sheet Information (End of Period)
Cash and short-term investments                                                                         $   62,696     $   27,297
Accounts receivable, net                                                                                    75,888         74,678
Inventories, net                                                                                            51,606         60,718
Total current assets                                                                                       200,589        172,253
Total assets                                                                                               283,006        258,097
Short-term debt                                                                                              9,591         23,233
Total current liabilities                                                                                   64,290         73,441
Long-term debt                                                                                              68,444         78,496
Shareholders' equity                                                                                       144,621        101,309
===================================================================================================================================
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          The following tables show third quarter and year to date comparisons of as reported results and results from a continuing business basis for the Outdoor Equipment business unit.

          Outdoor Equipment Segment
          Third Quarter Comparisons - As Reported and on Continuing Business
          Basis
          (Amounts in millions)

                        Three Months Ended June 27, 2003
                        --------------------------------
                                          Less
                            As            Jack               Adjusted
                         Reported       Wolfskin            Results(1)
                         --------       --------            ----------
Net sales               $   25.1        $    -               $   25.1
Operating profit             4.4             -                    4.4

                         Three Months Ended June 28,2002
                         -------------------------------
                                          Less
                            As            Jack               Adjusted
                         Reported       Wolfskin            Results(1)
                         --------       --------            ----------
Net sales               $   31.8        $ 12.2               $   19.6
Operating profit             3.4           1.0                    2.4


          (1)Adjusted results for the third quarter of both years exclude results from the Jack Wolfskin operation, which was sold in the fourth quarter of fiscal 2002, but was not treated as a discontinued operation according to GAAP.


          Outdoor Equipment Segment
          Nine Month Comparisons - As Reported and on Continuing Business Basis (Amounts in millions)

                         Nine Months Ended June 27, 2003
                         -------------------------------
                                                  Less
                                    As            Jack             Adjusted
                                 Reported       Wolfskin          Results(1)
                                 --------       --------          ----------
Net sales                        $  55.9         $   0.4          $   55.5
Operating profit (loss)              8.9            (0.1)              9.0

                         Nine Months Ended June 28, 2002
                         -------------------------------
                                                  Less
                                    As            Jack             Adjusted
                                 Reported       Wolfskin          Results(1)
                                 --------       --------          ----------
Net sales                        $  87.3         $  40.6          $   46.7
Operating profit                    10.9             4.8               6.1


          (1) Adjusted results for the nine months of both years exclude results from the Jack Wolfskin operation, which was sold in the fourth quarter of fiscal 2002, but was not treated as a discontinued operation according to GAAP.

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          The following tables show third quarter and year to date comparisons of as reported results and results excluding an unusual charge for the Diving business unit.

          Diving Segment
          Third Quarter Comparisons - As Reported and Excluding Unusual Charges (Amounts in millions)



                        Three Months Ended June 27, 2003
                        --------------------------------
                                                  Plus
                                    As           Unusual          Adjusted
                                 Reported      Charges(2)        Results(1)
                                 --------      ----------        ----------
Net sales                        $   22.4       $     -          $   22.4
Operating profit                      1.1           2.8               3.9


          (1)Adjusted results for the third quarter ended June 27, 2003 exclude certain unusual charges incurred during the third quarter of fiscal 2003.
          (2)Unusual charges consist of $2.8 million pretax related to costs of a recall announced during the third quarter of 2003.


          Diving Segment

          Nine Month Comparisons - As Reported and Excluding Unusual Charges (Amounts in millions)

                         Nine Months Ended June 27, 2003
                         -------------------------------
                                                  Plus
                                    As           Unusual          Adjusted
                                 Reported      Charges(2)        Results(1)
                                 --------      ----------        ----------

Net sales                        $   56.6       $     -           $   56.6
Operating profit                      6.3           2.8                9.1


          (1) Adjusted results for the nine months ended June 27, 2003 exclude certain unusual charges incurred during the third quarter of fiscal 2003.
          (2)Unusual charges consist of $2.8 million pretax related to costs of a recall announced during the third quarter of 2003.